THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDED AND RESTATED PENN TRAFFIC COMPANY SUPPLY AGREEMENT

THIS AGREEMENT, made as of the 10th day of September, 2008 (this “Agreement”), is by and between The Penn Traffic Company ("Penn Traffic") and C&S Wholesale Grocers, Inc. ("C&S").

Preliminary Statement.  C&S and Penn Traffic entered into a supply agreement, dated as of January 29, 2008 (the "Original Agreement"), whereby C&S agreed to procure and to sell, and Penn Traffic agreed to purchase from C&S, except as otherwise specifically set forth therein, Penn Traffic's entire requirements of produce for the Penn Traffic Stores (as defined therein), pursuant to the terms and subject to the conditions set forth in the Original Agreement.

The parties desire to continue and expand their relationship by C&S procuring and selling, and Penn Traffic purchasing, all other categories of merchandise (with the exception of the products set forth in Section 1.3 and subject to the terms and conditions of Section 3.12 and 3.15).

The parties desire to make certain other modifications to the business terms included in the Original Agreement.

In order to set forth the terms and conditions regarding the additional categories of merchandise, and to modify the terms and conditions regarding certain provisions of the Original Agreement, the parties now desire to amend and restate the Original Agreement as of the Effective Date (as defined herein).

Agreement.  In consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:

SECTION 1.   OVERVIEW; AGREEMENT TO PURCHASE.

1.1            Overview.  Pursuant to this Agreement, C&S will procure Merchandise (as defined below) for Penn Traffic to be shipped to Penn Traffic's facilities in Dubois, Pennsylvania and Syracuse, New York (each, a "Facility," and together, the "Facilities"), and Penn Traffic will purchase all Merchandise from C&S, except as otherwise set forth herein.  Penn Traffic will retain responsibility for all employees, Facility or other leases or real property, material handling and transportation equipment, contracts and all other liabilities associated with the Facilities.  C&S will not operate the Facilities, nor shall it have any liability related to any warehouse, maintenance, support, distribution, storage (including outside storage) or inbound and outbound transportation related matters.  Penn Traffic will select orders, load and seal trucks, route and deliver orders to the Penn Traffic Stores (as defined herein).  Penn Traffic shall be responsible for inbound inspection of Merchandise and any and all other quality control.

1.2            Agreement to Purchase.  Penn Traffic agrees to purchase, except as otherwise specifically set forth herein and except with respect to any products C&S already supplies to Penn Traffic pursuant to the GM/HBC Agreement (as defined herein), from C&S, and C&S agrees to procure and to sell to Penn Traffic, Penn Traffic’s entire requirements of  grocery, bakery, candy, spices, store supplies, fresh meat, deli, seafood, produce, dairy, floral, frozen (mainline), frozen bakery, ice cream, frozen meat, frozen seafood, ice and certain other merchandise in the product categories carried by C&S ("Merchandise") for all Penn Traffic Stores.  Notwithstanding the preceding, the terms and conditions regarding the procurement of fresh meat, ice, store supplies and floral and frozen turkeys and shrimp will be as set forth in Sections 3.12 and 3.15 below.  For purposes of this Agreement, to “procure” shall mean to negotiate directly or indirectly with the applicable vendor with respect to all terms of the purchase of goods including, but not limited to (as applicable), price, specifications, quantity, freight and trade funding.  For the purposes of this Agreement, to “purchase” (where C&S is the purchaser)  shall mean to:  (a) perform the physical act of purchasing goods through the execution and tender of purchase orders to an applicable vendor;  (b) to pay for such goods; and (c) to own such goods until such time the load containing the goods is sealed at the Facility in preparation for shipment to the Penn Traffic Stores and is in transit to the Penn Traffic Stores.

1.3            Merchandise Exclusions.

(a)            DSD and Cross-Dock.  Merchandise does not include products that, as of the date hereof, are supplied by direct store delivery (“DSD”) vendors or cross-dock vendors, subject to Section 1.4 below.  Penn Traffic will promptly provide C&S with a list of such products.  Nothing in this Agreement shall prohibit or otherwise limit Penn Traffic’s ability to purchase either now or in the future any item that is available DSD or cross-docked only and not available through C&S.  Penn Traffic shall have the option to convert a warehouse item to DSD or cross-dock for a special distribution or promotion. [*]  Penn Traffic agrees to provide C&S with its past levels of promotional DSD or cross-dock, to keep C&S apprised with to its anticipated activity (in part to coordinate buying activity and to ensure proper service levels and inventories) and to report to C&S on a periodic basis its actual level of activity. [*]

(b)            Seasonal GM or Specialty Products.  Merchandise does not include seasonal GM and specialty products, which may include natural, organic and private label products, which are procured and purchased by Penn Traffic from specialty suppliers who at the time of this Agreement are, or in the future may become, authorized by Penn Traffic in Penn Traffic’s sole discretion to supply such product to Penn Traffic.  Penn Traffic will promptly provide C&S with a current list of such products.

(c)            Pharmacy.  Penn Traffic will continue to procure, handle and distribute pharmacy products for the Penn Traffic Stores.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

(d)            Tobacco.  Penn Traffic will continue to procure, purchase, stamp, handle and distribute cigarettes and other tobacco products for the Penn Traffic Stores.  [*]

1.4            Merchandise Additions.  If C&S elects to procure any item excluded from the definition of Merchandise (as set forth in 1.3 above), then Penn Traffic will support C&S and will purchase its requirements of such item from C&S if C&S's pricing on such item is cost-competitive, as determined by Penn Traffic in its reasonable discretion, taking into account the costs associated with [*] with and any special services provided by the vendor of such product.

1.5            Penn Traffic Stores.  Penn Traffic Stores shall mean all stores owned,  operated or licensed by Penn Traffic or any subsidiary or affiliate of Penn Traffic (excluding any such stores closed by or disposed of by Penn Traffic subsequent to the date hereof) and any independent stores to which Penn Traffic or any subsidiary or affiliate of Penn Traffic provides Merchandise, in all instances above, at any time during the Term (as defined herein) hereof.

SECTION 2.  IMPLEMENTATION SCHEDULE AND TERM.

2.1            Schedule.  C&S will commence the supply of all Merchandise to Penn Traffic for the Facilities on October 12, 2008 (the "Effective Date").  Penn Traffic will, except as otherwise specifically set forth herein, purchase from C&S and accept delivery of its entire requirements of Merchandise to the Facilities on the Effective Date.  Notwithstanding anything herein to the contrary, between the date hereof and the Effective Date, C&S will continue to procure, and Penn Traffic will continue to purchase, Penn Traffic's entire requirements of produce, pursuant to the terms and subject to the conditions set forth in the Original Agreement.

2.2            Term.  The “Term” of this Agreement shall commence on the Effective Date and will end on October 8, 2016 ("Termination Date").  The parties agree that all targets, thresholds, commitments, amounts due and other obligations under this Agreement shall be measured in Contract Years and Contract Quarters, as applicable.  Each Contract Year is a period consisting of four (4) consecutive Contract Quarters and each Contract Quarter is a period consisting of thirteen (13) (or fourteen (14)) consecutive weeks, each commencing on a Sunday and ending on the following Saturday.  The first Contract Year and first Contract Quarter shall each commence on the Effective Date, which shall be a Sunday.  Attached hereto as Schedule 2.2 is the list of Contract Year commencement and termination dates during the Term.  All targets, thresholds, commitments, amounts due and other obligations under this Agreement shall be time-prorated accordingly for any 14- week Contract Quarter or 53-week Contract year, or any shortened Contract Year due to a termination of the Agreement.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

SECTION 3.  PRICE, REBATE, FEES AND OTHER TERMS.

3.1            [*]

(a)           [*]

(b)           [*]

(c)           [*]

(d)           [*]

(e)           [*]  C&S is in the process of implementing a [*] to, among other things, [*].  At the time C&S tests and commercially deploys [*], C&S will commence billing Penn Traffic through utilization of [*]

(f)           Penn Traffic Inventory.  C&S currently owns all produce inventory at the Facilities. On October 12, 2008, C&S shall purchase the other categories of Penn Traffic’s inventory existing at the Facilities on such date, except any damaged, distressed, off-condition, out-of-code, short-coded, dead inventory, DSD or cross-dock items.  The terms and conditions governing the inventory purchase shall be set forth in the Inventory Agreement attached hereto as Schedule 3.1(f).

(g)           C&S Facilities.  [*]

3.2           [*]

 3.3            [*]

3.4            [*]

3.5           [*]

3.6           Product Specifications.

(a)           Produce.  With respect to produce Merchandise, the parties agree to observe Penn Traffic's product specifications delivered by Penn Traffic to C&S as of January 29, 2008 (the "Specifications"), except as expressly set forth herein, and the Perishable Agricultural Commodities Act guidelines ("PACA Guidelines").  Penn Traffic may update the Specifications from time to time, subject to C&S's reasonable approval, and so long as any changes to the Specifications are provided to C&S in writing with reasonable advance notice, so C&S has adequate time to order produce Merchandise under the new Specifications.  If the Penn Traffic inspector properly rejects produce Merchandise at the time of its inbound receiving, due to a documented failure to conform to the Specifications or PACA Guidelines (verified by an FDA or USDA inspection, if requested by C&S), C&S agrees to assume full responsibility for the applicable Merchandise.  [*] If the Penn Traffic inspector rejects the produce Merchandise at any time after such Merchandise has been received, Penn Traffic agrees to assume full responsibility for such Merchandise.  C&S agrees to use its good faith efforts to work with the vendor to pick up the product or otherwise minimize Penn Traffic's damages, but in no event shall C&S be held financially liable for any produce Merchandise rejected after receiving.   Penn Traffic is responsible for all costs associated with FDA or USDA inspections, which C&S may require as necessary.  Notwithstanding anything to the contrary set forth herein, if C&S procures produce Merchandise in a terminal or open market buy in order to meet Penn Traffic's needs (except where C&S procures such produce in order to replace produce rejected by Penn Traffic pursuant to this Section 3.6(a)), Penn Traffic agrees that any such Merchandise is not required to conform to its Specifications, and Penn Traffic agrees to accept any such Merchandise and to assume full responsibility for such Merchandise.  The parties agree that terminal or open market buys are not to be used as the primary mechanism for procuring produce Merchandise, and should be used only in certain instances as determined by C&S in its reasonable discretion, including, but not limited to, a fluctuation in Penn Traffic's volume.  C&S agrees to inform Penn Traffic of any terminal or open market buy in advance, unless doing so is not reasonably practicable, in which case, C&S will inform Penn Traffic as soon as reasonably practicable.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

(b)           Perishables and other Merchandise.  C&S will procure all Merchandise for Penn Traffic in accordance with Penn Traffic’s then current guidelines for product specifications, which shall be provided in writing to C&S from time to time and subject to C&S's reasonable approval.  C&S will work together with Penn Traffic in approaching the vendor community in order to negotiate with multiple vendors to achieve a competitive product cost for quality perishable items.

3.7            Ad Bookings/Forecasts.  Penn Traffic shall provide promotional bookings, ad bookings and forecasts to C&S with reasonable advance notice.  C&S and Penn Traffic will work together to minimize leftover ad product that is in the Facilities, including canceling shipments and having vendors pick-up leftover ad product.  Penn Traffic will remerchandise items where possible.  Items that are removed from the promotion by Penn Traffic beyond such time that C&S is able to cancel inbound delivery shall be considered leftover ad product.  C&S and Penn Traffic will work together to buy turn Merchandise in quantities consistent with the weekly forecasts and Penn Traffic's needs.  Penn Traffic will ultimately be held fully responsible for leftover ad product and any issues resulting from forecasting and ad quantities.

3.8           Procurement Fee.  C&S will charge a Procurement Fee equal to [*]

3.9           [*]

3.10            New Items.  C&S will work with vendors to make new items available for shipment to Penn Traffic at the earliest shipment date.  If Penn Traffic provides C&S at least [*]’ notice of any new item, C&S will procure such new product, in the case of non-strategic products, within [*] of vendor’s first available ship date, and in the case of strategic products, on the vendor's first available ship date, in each case, subject to availability of the product from the vendor.  It is Penn Traffic's responsibility to identify to C&S in such notice whether it reasonably considers such new item to be a "strategic" product.

3.11            [*]

3.12            Fresh Meat, Ice, Floral and Store Supplies.  C&S will quote to Penn Traffic a [*]

3.13            Coupons.  Penn Traffic and C&S hereby agree that Penn Traffic shall redeem all its coupons through the C&S coupon program commencing no later than sixty (60) days after the Effective Date.  [*]

3.14           Backhaul.  [*]  Penn Traffic shall retain ultimate control over both its inbound and outbound freight.  If Penn Traffic overrules a C&S decision with respect to backhauls or if Penn Traffic mismanages its inbound freight, and C&S can demonstrate that that decision or mismanagement impairs Service Level, then the parties will adjust such Service Level calculation to the extent that Penn Traffic’s decision had a negative effect.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

3.15           Frozen Turkeys and Shrimp. [*]

SECTION 4.  INFORMATION TECHNOLOGY AND RELATED ISSUES.

4.1           Equipment and Software.  All existing IT equipment and software that the parties currently employ will remain in place at the Penn Traffic Facilities and in C&S's facilities.  Each party shall be responsible for its own administration, support, maintenance, software licensing and disaster recovery with respect to its systems.  C&S shall provide any IT equipment or software, and any administration, support, maintenance, software licensing or disaster recovery with respect thereto, required by any C&S personnel to perform C&S's obligations under this Agreement (including with respect to any produce buyers that were hired by C&S as described in Section 11 hereof).  Penn Traffic shall provide any IT equipment or software, and any administration, support, maintenance, software licensing or disaster recovery with respect thereto, required by any Penn Traffic personnel to perform Penn Traffic's obligations under this Agreement.  Penn Traffic shall be responsible for developing the necessary interfaces and links so that its IT equipment and software can interface with C&S's current systems.  C&S will develop the necessary interfaces and build links so that C&S's inventory and billing systems are synchronized with Penn Traffic's inventory and billing systems so that Penn Traffic can transmit and receive data consistent with C&S's master inventory file.

4.2           Receivings.  Penn Traffic will receive all Merchandise on its loading docks consistent with Penn Traffic's past practices.  C&S will create and send POs to Penn Traffic.  Penn Traffic will enter receivings into its warehouse management system.  Penn Traffic will adjust the POs to reflect what was received versus what was ordered and will send the adjusted POs back to C&S.   The parties agree to review receivings on at least a weekly basis.

4.3            Vendor Compliance.  [*]

4.4            Store Orders.  Penn Traffic will transmit to C&S store orders, volume forecasts and any additional information necessary to assist C&S in its procurement of Penn Traffic's Merchandise requirements.  Penn Traffic will be responsible for polling and will generate store selection orders.  Penn Traffic personnel will select orders, load and seal trucks, route and deliver the orders to the Penn Traffic Stores, all in the ordinary course of its business.  Penn Traffic will take ownership of the Merchandise and C&S will invoice Penn Traffic for such Merchandise at the time the load containing such Merchandise is sealed at the Facility and is in transit to the Penn Traffic Stores, subject to Section 4.7 below.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

4.5            Billing.  C&S will issue the Weekly Statement to Penn Traffic each Sunday (as set forth below).  Penn Traffic will generate customer manifests and store invoices and Penn Traffic will handle all billing and credits to the Penn Traffic Stores.

4.6            Inventory Responsibility.  Penn Traffic will maintain inventory, price maintenance and set-up maintenance, and handle all labeling, adjustments and substitutions.

4.7           Risk of Loss.  [*]

4.8           PACA.  The parties will work together to add any necessary language to the Penn Traffic Weekly Statement (as defined herein), account statements, purchase orders, invoices or other documents and to take any other actions necessary to ensure that both parties are in compliance with PACA and that, with respect to PACA regulated commodities sold hereunder, C&S can preserve its rights to the PACA trust.

SECTION 5.  BILLING AND PAYMENT.

5.1            Weekly Statements.  Each Sunday, C&S shall electronically transmit to Penn Traffic a statement (the “Weekly Statement”) for all billing amounts (which includes purchases, Procurement Fees, [*], other fees and credits) for the immediately preceding seven days (collectively, the “Weekly Statement Amount”).

5.2           Payment.  [*]  If the relevant banks are not open for business on the due date of Penn Traffic payment, then such due date shall be accelerated to the previous day that the relevant banks are legally open. [*]

5.3            Miscellaneous Billing and Payment Matters.  Time is of the essence.
If any payment is in default, C&S shall have the right (which rights shall be nonexclusive, cumulative of and additional to all other remedies) to defer further shipments until all payments in default have been made or to terminate this Agreement as provided in Section 14.1(a) hereof.  Further, without limiting any other rights and remedies set forth herein, [*]  Penn Traffic or C&S shall give notice to the other party of any billing adjustments it believes should be made, and the parties shall attempt to reach agreement on any adjustments within seven (7) days.  Notwithstanding the above, C&S will not have the right to defer shipments unless the payment default cumulatively exceeds [*], and for any cumulative payment default greater than [*] but less than [*], C&S shall be required to provide at least 1 business day (when banks in New York are legally open) notice before deferring any shipments or exercising its right of termination under Section 14.  C&S may immediately exercise any of its rights under this Section 5.3 and otherwise in the event of any payment default equal to or greater than [*], or if any payment default has not been cured by the next immediate Weekly Statement.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

5.4            [*]

5.5            Third Party Deductions.  From time to time, Penn Traffic may ask C&S to act as its agent to deduct amounts that are due from manufacturers, vendors or other third parties ("Vendors") to Penn Traffic.  C&S has the right, in its reasonable discretion, to refuse to honor any third party deduction request that Penn Traffic may make.  [*]

SECTION 6.  PRICE VERIFICATION AND AUDIT.

6.1            Prospective Review and Price Verification Procedures.

(a)            Merchandise with a [*].  The parties agree to work to develop a weekly price prospective review process, whereby C&S will transmit to Penn Traffic all cost information for Merchandise with a [*] on a weekly basis and Penn Traffic shall review and comment on such information.  It is the intent of the parties that the weekly data transmittal and Penn Traffic's review of such information shall be the primary mechanism to ensure pricing accuracy before such Merchandise is procured.  [*]  Penn Traffic shall commence such review promptly upon receipt of such information after the applicable quarter end and shall complete such review within fifteen (15) days of the receipt of such information.  Any review hereunder shall be conducted by individuals knowledgeable regarding industry standards and customs, and such persons shall keep all such information strictly confidential.

(b)            Merchandise with [*].   [*]  Penn Traffic shall commence such review promptly upon receipt of such information after the applicable quarter and shall complete such review within fifteen (15) days of the receipt of such information.  Any review hereunder shall be conducted by individuals knowledgeable regarding industry standards and customs, and such persons shall keep all such information strictly confidential. [*]

(c)            Reimbursement and Agreement with Cost Information.   C&S will reimburse Penn Traffic for any actual findings pursuant to Section 6.1(a) and (b) above that C&S overbilled Penn Traffic, and correspondingly Penn Traffic will pay C&S for any actual findings that C&S underbilled Penn Traffic [*].  If during the review process specified in Section 6.1(a) and (b) a pervasive error in billings is discovered, the transactions resulting in the error should be evaluated for the current period under review as well as the previous six months with the total overbillings / underbillings being reimbursed to the respective party.  Notwithstanding anything herein to the contrary, failure by either party to dispute any [*] information within [*] of the applicable billing date with respect to all Merchandise shall be deemed to be such party's agreement with respect to such cost information, and such party shall thereafter waive any claim or right to adjust such amount.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

6.2            [*].

(a)            Penn Traffic may audit, at its expense, C&S's records in order to confirm the [*] is issued in accordance with the terms and conditions of this Agreement.  [*]

(b)            The [*], as defined in this Agreement, will be provided to Penn Traffic by C&S on a weekly basis and supported by a Weekly Statement, detailing the calculation of the [*] by department, as further discussed in Sections 3.2 and 3.3.

(c)            Any such audit will be conducted at C&S's premises by a nationally or regionally recognized third party auditing firm acceptable to C&S in its reasonable discretion and any review hereunder shall be conducted by individuals knowledgeable regarding industry standards and customs, and such persons shall keep all such information strictly confidential.  Penn Traffic shall have the right to have a representative, to be mutually agreed upon by the parties, present and participating as necessary during such audit.  Upon C&S's request, prior to commencement of the audit, Penn Traffic agrees to require such third party auditing firm to execute any reasonable confidentiality agreement provided by C&S.

(d)           Penn Traffic will be limited to [*]audits during each Contract Year and each audit will be limited to information related to the [*] period immediately preceding the audit.  Notwithstanding the preceding sentence, in the event that a discrepancy is discovered by an audit during the [*] covered by such audit, then the audit may include prior periods (up to a total of [*] years) but only to verify that the same discrepancy had not occurred during such prior periods.  If the same error is found in the [*] prior years then Penn Traffic is authorized to recoup the monies due because of the error, as well as reasonable associated expanded audit fees for additional transaction testing by the third party audit firm.  Unless any significant discrepancies are found, each such audit shall be completed within fifteen working days.  The parties' mutual objective is to identify and resolve any errors promptly after they occur rather than to rely upon the audit procedure to identify errors. [*]

(e)           [*]

(f)           C&S shall maintain complete and detailed records, data, information and statements in auditable form and quality in respect of all activities related to the provision of services on behalf of Penn Traffic and to all of C&S’s other obligations under this Agreement, as information fully integrated into the overall financial statements maintained by C&S in the ordinary course of business.  C&S shall prepare and maintain for a period of not less than [*] following the end of each fiscal year, adequate books and records with respect to:  (i) C&S’s performance of services under this Agreement, (ii)  all amounts charged or credited by C&S to Penn Traffic under this Agreement, (iii) all costs arising under this Agreement and (iv) such other records, data or information as may be set forth under this Agreement or by Penn Traffic from time to time.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

(g)           The books and records shall be maintained consistent with GAAP, consistently applied, and shall be in a form suitable for audit, review and copying and shall be made available as reports produced from C&S’s overall financial statements maintained by C&S for its entire operations in the ordinary course of business.  All books and records shall be maintained in accordance with C&S’s document retention policy.

(h)           Penn Traffic will be provided access to, and the right to audit, upon reasonable notice and cooperation from Penn Traffic, any information Penn Traffic determines it needs in order to verify any of the items listed in (a) through (g) above, provided however, Penn Traffic will not be provided access to data or information relating to other customers of C&S or information unrelated to the performance of services under this agreement, except as may be necessary to verify cost allocations.  Further, notwithstanding the preceding, Penn Traffic will not be entitled to certain proprietary, confidential or sensitive information, [*], as further described in Section 18.9(b).

SECTION 7.  SERVICE LEVEL.  C&S agrees that it shall provide the Merchandise pursuant to this Agreement in a manner such that Service Level (as defined below) is at least [*]% (the "Required Service Level").

7.1            Calculation of Service Level.  C&S will provide Penn Traffic a weekly Service Level Reconciliation Report showing, with respect to each invoice, the number of cases ordered, shipped, out of stock, discontinued and unauthorized.  [*]

7.2            Service Level Violation.  The parties agree that C&S shall be in violation of this Agreement if, for any reason other than a default by Penn Traffic under this Agreement, an event of force majeure or other factor outside the control of C&S (including, but not limited to, as set forth in Section 7.1 above), C&S fails to maintain the Required Service Level during any Measurement Period (as defined herein), provided however that this section shall not apply during the first Contract Quarter following the Effective Date.  [*], will be a “Measurement Period.”  Such failure shall be a "Service Level Violation."

7.3            Cure of Service Level Violation.  Should a Service Level Violation occur, Penn Traffic shall give notice to C&S and C&S shall use its best efforts to immediately restore the Required Service Level.  If, in the Measurement Period following the occurrence of a Service Level Violation the Required Service Level is achieved for such Measurement Period, then the Service Level Violation shall be cured and new measurement periods shall begin.  Failure to achieve the Required Service Level in the subsequent Measurement Period shall entitle Penn Traffic to receive a penalty payment (the “Penalty Payment”) to the extent that the Service Level is below [*]% during such subsequent Measurement Period and each subsequent Measurement Period until the Required Service Level is restored (“Penalty Period”).  The Penalty Payment shall be equal to: [*]

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

7.4            [*]

7.5           Service Level Termination.  If the Service Level is below [*]% (the “Termination Level”) for any [*] Periods, Penn Traffic may issue written notice to C&S of its intent to terminate the Agreement within 3 business days of the expiration of the Measurement Periods for which the Service Level was below the Termination Level.  If, after receipt of such notice, C&S does not achieve a Service Level equaling at least the Termination Level in the Measurement Period immediately subsequent to such [*] Periods, Penn Traffic will have the right to terminate the Agreement following the end of such succeeding Measurement Period by providing C&S written notice thereof.

7.6           Reporting System.  The parties agree that the intent of this Agreement is to provide Penn Traffic with service equal to, if not better, than what it enjoyed prior to the commencement of the Agreement. Penn Traffic currently has a reporting and service level system that prioritizes service by item importance.  The parties will work together to develop a reporting system that mirrors Penn Traffic’s current system and to work to ensure that Penn Traffic receives a level of service by priority of category that is equal to, if not better, than what it enjoyed prior to the commencement of the Agreement.  Notwithstanding the preceding, the terms and conditions (including the definitions, levels and thresholds and calculations) regarding Required Service Level, Service Level Calculation, Service Level Violation, Cure of Service Level Violation, Penalty Payment and Service Level Termination as set forth in this Section 7 shall remain in full force and effect and shall not be altered or amended, even after the reporting system described above is implemented.

SECTION 8.  RECLAMATION PROGRAM. Penn Traffic and C&S hereby agree that Penn Traffic shall utilize C&S as and C&S shall be Penn Traffic’s reclamation provider for all Penn Traffic Stores commencing not later than sixty (60) days after the Effective Date.  [*]

SECTION 9.  FACILITIES.  The parties agree that beginning on the Effective Date, the Merchandise will be procured to and shipped from Penn Traffic's Facilities operated by Penn Traffic employees.  To the extent that Penn Traffic elects to close or change the location of either or both Facilities or add additional facilities, Penn Traffic will give C&S reasonable notice of such and the parties agree to meet and discuss any modifications necessary to this Agreement.  Penn Traffic will arrange and be responsible for any reasonable outside storage and related transportation expenses, including, but not limited to, outside storage required due to the procurement of Merchandise [*].  The parties agree to consult with each other with respect to forward buy activity and Facility capacity, particularly where additional forward buy activity may result in warehouse inefficiencies and/or outside storage expenses.  C&S acknowledges that this may result in a decreased level of forward buy activity on account of the Penn Traffic Stores, [*].

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

SECTION 10.    [INTENTIONALLY OMITTED.]

SECTION 11.  NO JOINT EMPLOYER.  Penn Traffic and C&S are independent contractors.  Neither party has the right or power, express or implied, to do any act or thing that would bind the other party, except as expressly set forth herein.  All employees at or related to the Facilities or relating to the Dubois or Syracuse divisions or the Penn Traffic Stores or company ("Penn Traffic Employees") are and will continue to be the employees solely of Penn Traffic, unless otherwise agreed by the parties.  Nothing in this Agreement shall alter the status of the Penn Traffic Employees, and the Penn Traffic Employees shall not be considered or deemed in any way to be employees of C&S, provided, however, that C&S hired the two (2) produce turn buyers that were formerly employed by Penn Traffic.  The parties agree to keep the produce turn buying function in the Syracuse Facility, unless otherwise mutually agreed to by the parties. The buying function, except with respect to produce, will be handled from C&S facilities. Penn Traffic agrees to reasonably consider any request by C&S to transfer the produce buying function to a C&S facility.  C&S shall not exercise any authority over the Penn Traffic Employees, including, but not limited to, selecting, engaging, fixing the compensation of, discharging and otherwise managing, supervising and controlling the Penn Traffic Employees and no joint employer relationship shall exist.  Penn Traffic shall not exercise any authority over the produce turn buyers.

SECTION 12.  INVENTORY POLICY.   Penn Traffic will continue to manage and issue store credits to the Penn Traffic Stores, handle all call-ins and handle customer service issues.  Penn Traffic is responsible for inventory control and any and all shortages or gains in the Facilities.  Further, Penn Traffic is fully responsible for the cost and disposition of leftover ad product, out-of-code, dead, excess or discontinued inventory.  The above is pursuant to and further described on Schedule 12(a) attached hereto.  Amounts due by Penn Traffic or credited to Penn Traffic pursuant to this Section 12 will be estimated weekly and trued up at the close of each C&S fiscal period, provided, however, that all Merchandise governed by PACA will be paid for within thirty (30) days as set forth in Section 5.2 above.  The inventory procedures for the Facilities will be Penn Traffic's current procedures attached hereto as Schedule 12(b).  Penn Traffic agrees to observe a warehouseman’s duty of care under applicable New York and Pennsylvania law with respect to the Merchandise. Penn Traffic agrees, upon C&S's request, to allow C&S access to the Facilities to inspect its inventory, and to confirm that Penn Traffic is following the attached procedures and otherwise accurately accounting for the inventory under GAAP principles.

SECTION 13.  INDEMNITY AND INSURANCE.

13.1            Indemnification. Without limiting any indemnification obligations set forth elsewhere in this Agreement, the parties agree as follows:

 (a)           C&S.  C&S shall defend, indemnify and hold harmless Penn Traffic and its subsidiaries and affiliates, and its and their directors, officers, employees, servants, agents, successors and assigns from any and all third party losses, claims, charges and expenses including reasonable attorneys’ fees and costs of settlement ("Losses") which are incurred by virtue of or result from (x) the inaccuracy in or breach of any representation or warranty made by C&S in this Agreement and any other agreement delivered in connection with this Agreement; (y) the non-fulfillment of any covenant, provision or agreement to be performed by C&S under this Agreement and any other agreement delivered in conjunction with this Agreement during the Term; or (z) any claims for injury to person or damage to property arising out of or resulting from (i) acts or omissions of C&S, its employees, and agents in any manner relating to the procurement or delivery to the Facilities (but only where C&S actually made such delivery itself) of the Merchandise purchased for Penn Traffic pursuant to the terms of this Agreement or (ii) the willful misconduct or negligent acts of C&S or its employees or agents; provided, however, this indemnification and hold harmless shall not apply to the extent of any claims arising from or as a result of the omission, willful misconduct or negligent acts of Penn Traffic, its employees or agents.  Whenever Penn Traffic receives notice of a claim or demand that would be covered by this provision, Penn Traffic shall in turn provide C&S with prompt written notice of such claim or demand and shall tender the defense and handling of such claim to C&S.

(b)           Penn Traffic.  Penn Traffic shall defend, indemnify and hold harmless C&S and its subsidiaries and affiliates, and its and their directors, officers, employees, servants, agents, successors and assigns from any and all third party Losses which are incurred by virtue of or result from (v) claims of entitlement to liens and/or ownership of C&S's inventory in the Penn Traffic Facilities; provided that this shall only apply to instances where C&S can demonstrate that such Losses resulted from Penn Traffic failing to fulfill an affirmative obligation to C&S; (w) Penn Traffic's business or other operations, incurring or accruing at any time, including, but not limited to, those relating to (i) the Facilities, any replacement or other Penn Traffic facilities, outside storage and any real estate leases; (ii) environmental matters; (iii) material handling and transportation equipment; (iv) contractual obligations (other than this Agreement or any other agreement between Penn Traffic and C&S, except as set forth herein); (v) Penn Traffic Employees (including pension withdrawal liability); and (vi) Penn Traffic's retail and wholesale stores; (x) the inaccuracy in or breach of any representation or warranty made by Penn Traffic in this Agreement and any other agreement delivered in connection with this Agreement; (y) the non-fulfillment of any covenant, provision or agreement to be performed by Penn Traffic under this Agreement and under any other agreement delivered in connection with this Agreement during the Term; or (z) any claims for injury to person or damage to property arising out of or resulting from (i) acts or omissions of Penn Traffic, its employees, and agents in any manner relating to the procurement of (as applicable), handling, storage, transportation or delivery (except as otherwise set forth herein) or use of the Merchandise procured or purchased for Penn Traffic pursuant to the terms of this Agreement and any other agreement delivered in connection with this Agreement or (ii) the willful misconduct or negligent acts of Penn Traffic, or its employees or agents; provided, however, this indemnification and hold harmless shall not apply to the extent of any claims arising from or as a result of the omission, willful misconduct or negligent acts of C&S, its employees or agents.  Whenever C&S receives notice of a claim or demand that would be covered by this provision or any other indemnification obligation herein, C&S shall in turn provide Penn Traffic with prompt written notice of such claim or demand and shall tender the defense and handling of such claim to Penn Traffic.

(c)           Product Liability; Infringement.  Notwithstanding any provision to the contrary contained herein, with respect to product liability claims or claims arising in connection with any product acquired for, or supplied to Penn Traffic by C&S pursuant to this Agreement (including liability for or claims of Infringement arising in connection with such products), the parties shall look to the manufacturer and/or vendor (or broker) of such product for any and all defense, indemnity or hold harmless claims.  If the manufacturer and/or vendor (or broker) is unable to provide such defense, indemnification or hold harmless, then Penn Traffic agrees to defend, indemnify and hold harmless C&S and its subsidiaries and affiliates, and its and their directors, officers, employees, servants, agents, successors and assigns from, against, and in respect of, any such claims, absent the gross negligence or willful misconduct of C&S.  For purposes of this Section, "Infringement" shall mean alleged or real infringement, of any trademark, patent, copyright or other intellectual property right.

13.2            C&S Insurance. C&S agrees to procure and maintain, at its sole cost and expense, Comprehensive General Liability Insurance with limits of liability for each occurrence of no less than $[*] (with umbrella coverage above such $[*] of no less than $[*] per occurrence) and automobile liability insurance in a combined value of $[*] for property damage and injury to or death of any person, or persons, with an insurance company or companies satisfactory to Penn Traffic.  C&S shall name Penn Traffic and its subsidiaries and affiliates, and its and their directors, officers, employees, servants, agents, successors and assigns as additional insureds and the policies shall provide that C&S cannot cancel any such insurance without providing Penn Traffic with thirty (30) days prior notice.  Such policies of insurance and certificates of insurance demonstrating the foregoing shall be delivered to Penn Traffic within fifteen (15) days from the date of this Agreement, and renewals thereof, as required, shall be delivered at least thirty (30) days prior to the expiration of the policy term.

13.3            Penn Traffic Insurance.  Penn Traffic agrees to procure and maintain, at its sole cost and expense, Comprehensive General Liability Insurance, including products liability and contractual liability coverage, with limits of liability for each occurrence of no less than $[*] (with umbrella coverage above such $[*] of no less than $[*] per occurrence) and automobile liability insurance on all owned, non-owned and hired vehicles in a combined value of $[*] for property damage and injury to or death of any person, or persons, with an insurance company or companies satisfactory to C&S.  Further, Penn Traffic agrees to procure and maintain, at its sole cost and expense, (i) property and casualty insurance providing all risk coverage in an amount not less than [*] of the replacement cost of the Facilities (and any replacement facilities), the material handling and other equipment and all Merchandise held or to be held in its Facilities or otherwise by Penn Traffic (including the Existing Inventory and the produce inventory); and (ii) workers' compensation insurance and employer's liability insurance in the amounts required by law.  Penn Traffic shall name C&S and its subsidiaries and affiliates, and its and their directors, officers, employees, servants, agents, successors and assigns as additional insureds (except with respect to workers' compensation and employer's liability policies) and the policies shall provide that Penn Traffic cannot cancel any such insurance without providing C&S with thirty (30) days prior notice.  Such policies of insurance and certificates of insurance demonstrating the foregoing shall be delivered to C&S within fifteen (15) days from the date of this Agreement, and renewals thereof, as required, shall be delivered at least thirty (30) days prior to the expiration of the policy term.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

SECTION 14.  TERMINATION.

14.1            Termination by C&S.

(a)C&S may terminate this Agreement for cause (i) if Penn Traffic fails to pay any undisputed amount or amounts cumulatively exceeding $[*] to C&S when due, under this Agreement, the GM/HBC Agreement (as defined herein) or   any other agreement between Penn Traffic and C&S or their respective controlled affiliates or subsidiaries, and such failure continues for 1 business day (where banks in New York are legally open) after C&S has provided Penn Traffic written notice of such failure; (ii) if Penn Traffic has breached any material obligation (other than a payment obligation which is covered under (i) above) under this Agreement or the Inventory Agreement, and if such breach is curable, remains uncured after 60 days following written notice of such breach from C&S; (iii) if Penn Traffic has filed for bankruptcy protection or a  proceeding shall be instituted against Penn Traffic seeking to adjudicate it bankrupt or insolvent and such proceeding shall remain undismissed or unstayed for a period of 60 days, provided that C&S shall not terminate this Agreement in such an event if Penn Traffic is otherwise in compliance with the terms of this Agreement and Penn Traffic provides adequate assurance of future performance under this Agreement; or (iv) if General Electric Capital Corporation or Kimco Capital Corp. or any other material credit or lending party has declared that Penn Traffic has committed an Event of Default as defined under its respective credit agreement with Penn Traffic and has ceased extending Penn Traffic credit, provided that C&S shall not terminate this Agreement in such an event if Penn Traffic is otherwise in compliance with the terms of this Agreement and Penn Traffic provides adequate assurance of future performance under this Agreement.

(b)            If C&S terminates this Agreement pursuant to this Section 14.1, then, Penn Traffic shall, (i) pay any and all amounts outstanding, charges and fees incurred through termination; (ii) purchase from C&S any and all unamortized IT capital expenditures to the extent C&S made such expenditure in order to fulfill its obligations pursuant to this Agreement; and (iii) purchase at the [*] (plus delivery fees) any and all inventory purchased by C&S for Penn Traffic.  Further, in conjunction with such termination, C&S may, at its election and after providing Penn Traffic with 1 business day (where banks in New York are legally open and which 1 business day can overlap with and is not in addition to any notice requirement set forth in 141.(a) above) (and the opportunity within such 1 business day to pay for the inventory as set forth in (iii) above), enter onto the Penn Traffic Facilities to remove its Merchandise at the Facilities, or to arrange for shipment of the Merchandise to a third party and Penn Traffic agrees to cooperate with C&S in its efforts to assemble and remove its Merchandise.  In such an instance, Penn Traffic shall remain liable for any material deficiency resulting from the sale, liquidation or disposition of the Merchandise as compared to the value of the Merchandise calculated at [*] (plus delivery fees), and Penn Traffic shall also pay any and all reasonable costs and expenses in conjunction with C&S's retrieval of C&S's Merchandise, as well as fulfill all other obligations stated herein.  C&S agrees to use reasonable efforts to obtain fair market value for the inventory in any sale, liquidation or disposition of the Merchandise.  The parties agree and acknowledge that the remedies under this section are nonexclusive, cumulative of and additional to all other rights or remedies in law or equity of C&S (including rights or remedies afforded to C&S under the Uniform Commercial Code (UCC)), including C&S's right to seek and recover demonstrated lost profits for the remainder of the Term of the Agreement.  Further, all provisions surviving termination of this Agreement (such as an indemnification obligation) shall remain in full force and effect.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

14.2            Termination by Penn Traffic.  Penn Traffic may terminate this Agreement for cause (i) if C&S has breached any material obligations under this Agreement or the Inventory Agreement and if such breach is curable, remains uncured after 60 days following written notice of such breach from Penn Traffic; or (ii) if C&S has filed for bankruptcy protection, or a proceeding shall be instituted against C&S seeking to adjudicate it bankrupt or insolvent and such proceeding shall remain undismissed or unstayed for a period of 60 days, provided that Penn Traffic shall not terminate this Agreement in such an event if C&S is otherwise in compliance with the terms of this Agreement and C&S provides adequate assurance of future performance under this Agreement.  Penn Traffic may further terminate all components of this Agreement, with the exception of the [*] which will remain in full force and effect, for cause if C&S fails to pay any undisputed amount or amounts cumulatively exceeding $[*] to Penn Traffic when due, under this Agreement, the GM/HBC Agreement or any other agreement between Penn Traffic and C&S or their respective controlled affiliates or subsidiaries, and such failure continues for 1 business day (where banks in New York are legally open) after Penn Traffic has provided C&S written notice of such failure. [*] In the event that Penn Traffic terminates the Agreement pursuant to this Section 14.2, C&S shall pay any and all amounts outstanding, rebates, charges and fees incurred through termination.  The parties agree and acknowledge that the remedies under this section are nonexclusive, cumulative of and additional to all other rights or remedies in law or equity of Penn Traffic.  Further, all provisions surviving termination of this Agreement (such as an indemnification obligation) shall remain in full force and effect.

14.3           Expiration of Term.  Unless terminated earlier as provided under Sections 14.1 and 14.2, this Agreement shall expire at the end of the Term.  Upon the expiration of the Term, Penn Traffic must, subject to its rights under Section 5.4, fulfill all obligations set forth in Section 14.1(b)(i), (ii) and (iii), and C&S must, subject to its rights under Section 5.4, fulfill all obligations set forth in Section 14.2.

SECTION 15.  FORCE MAJEURE.  Notwithstanding any other provision of this Agreement, if producers or manufacturers establish allocations or restrictions on quantities of supplies available to C&S or if service at the facilities of either C&S or Penn Traffic is interrupted by reason of riots, insurrection, war, adverse weather, acts of God, or work stoppage, pickets or other labor disputes at or regarding the Facilities or C&S facilities, performance of the affected party shall be excused to the extent, but only to the extent, it is delayed, hindered or prevented by any such events. Notwithstanding the foregoing, both parties will work together to mitigate any effects under this Section 15.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

SECTION 16.  FINANCIALS.

(a)           Penn Traffic shall inform C&S of any and all defaults occurring under either a material credit agreement or any other material lending agreement.

(b)           Penn Traffic shall provide C&S annual financial statements (including income statement, balance sheet, profit and loss statement and cash flow statement) for Penn Traffic and its subsidiaries and affiliates within [*] of the later of their public filing or completion by an independent certified public accountant and in no event more than [*] following the end of the fiscal year for Penn Traffic.  Such financial statements will be accompanied by an opinion of the independent certified public accountant who prepared such statements as well as a certificate of the senior officer of Penn Traffic as to the truth and accuracy of the financial statements and attesting that the financial statements present fairly and accurately the financial condition and results of operations of Penn Traffic and its subsidiaries and affiliates for the period then ended.

SECTION 17.  NOTICES.  All notices hereunder shall be sent by telephone (confirmed immediately in writing), and shall be deemed to have been duly given if faxed (with receipt confirmed), hand-delivered, delivered by overnight courier or mailed by registered or certified mail, postage prepaid, and addressed or faxed as follows, unless and until either party notifies the other in accordance with this Agreement of a change of address or fax number:

If to C&S:	C&S Wholesale Grocers, Inc.
7 Corporate Drive
Keene, NH 03431
Attn: Richard B. Cohen, Chief Executive Officer
Phone: (603) 354-4601
Fax: (603) 354-4692

With a copy to:

General Counsel
C&S Wholesale Grocers, Inc.
7 Corporate Drive
Keene, NH 03431
Phone: (603) 354-5885
Fax: (603) 354-4694

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

If to Penn Traffic:

The Penn Traffic Company
1200 State Fair Blvd.
Syracuse, NY 13221
Attn:  Gregory J. Young, Chief Executive Officer
Phone: (315) 461-2382
Fax:  (315) 461-2474

With a copy to:

General Counsel
The Penn Traffic Company
1200 State Fair Blvd.
Syracuse, NY 13221
Phone: (315) 461-2347
Fax: (315) 461-2532

SECTION 18.  MISCELLANEOUS.

18.1            Entire Agreement.  This Agreement and the Schedules contained herein contain the entire understanding of the parties with respect to its subject matter and may be amended only by written instrument executed by both parties or their respective successors or assigns. The Original Agreement will be amended and restated by this Agreement as of the Effective Date.  The GM/HBC Agreement by and between C&S and Penn Traffic, dated January 24, 2007 ("GM/HBC Agreement") is a separate and independent agreement covering volume separate from the volume covered under this Agreement and the GM/HBC Agreement shall remain in full force and effect according to its terms.  [*]

18.2            Waiver; Remedies.  No claim or right arising out of the breach of this Agreement can be discharged in whole or in part by waiver or renunciation of a claim or right unless the waiver or renunciation is supported by consideration and is in writing and signed by the aggrieved party.  Waiver by either party of a breach by the other of any provision of this Agreement shall not be deemed a waiver of any other provision or future compliance with all provisions hereunder, and all such provisions shall remain in full force and effect.  Failure of either party to enforce any right hereunder shall not be deemed a waiver of any subsequent right hereunder.

18.3           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, via facsimile or otherwise as agreed to by the parties hereto, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

18.4.         Organization; Standing.  C&S represents and warrants to Penn Traffic (as of the date of this Agreement and as of the Effective Date), that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Vermont.    Penn Traffic represents and warrants to C&S (as of the date of this Agreement and as of the Effective Date), that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

18.5           Absence of Conflicting Agreements.  The parties hereby represent and warrant to each other (as of the date of this Agreement and as of the Effective Date) that the execution and delivery by such party of this Agreement does not, and the performance by such party of this Agreement will not (i) conflict with or violate the articles of organization or operating agreement, in each case as currently in effect, of such party, (ii) conflict with or violate any law applicable to such party or by or to which such party is bound or subject or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or give to any person or entity any right of termination, amendment, acceleration or cancellation of, or require payment under any note, bond, mortgage, indenture, contract, agreement, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which such party is a party or by or to which such party is bound or subject.

18.6           No Consents Required.  The parties hereby represent and warrant to each other (as of the date of this Agreement and as of the Effective Date) that no consent, approval, waiver, license, order, authorization, governmental consent or permit of, or registration, declaration, or filing with, or notice to, any governmental authority or any other person or entity, is required in connection with the execution, delivery, and performance by either party of this Agreement.

18.7           Authority; Binding Effect.  The parties hereby represent and warrant to each other (as of the date of this Agreement and as of the Effective Date) that each individual signing this Agreement hereby represents and warrants that he has the full power and authority to do so and thereby bind the corporation on whose behalf the individual has signed the Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of each party.  This Agreement shall be binding upon the parties and their respective successors or assigns, as well as any transferee of substantially all of the assets of a party, provided, however, that neither party may assign this Agreement without the written consent of the other party.

18.8           Applicable Law.  This transaction shall be governed by, and this Agreement shall be construed and enforced in accordance with, the internal laws of the state of New York.  If any provision, clause or part, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement or the application of such provision, clause or part shall not be affected thereby.

18.9           Confidentiality.

(a) Penn Traffic Confidentiality.  Penn Traffic acknowledges that disclosure to third parties of product cost, product specifications, the terms of this Agreement and wholesale information or other non-public financial information obtained by Penn Traffic in the course of this Agreement could have a substantial adverse effect on C&S.  Penn Traffic further acknowledges that such commercial information obtained by Penn Traffic regarding C&S (or its affiliates or subsidiaries) wholesale operations is proprietary to C&S.  Penn Traffic agrees to maintain any such commercial information in strict confidence.  Penn Traffic agrees to restrict access to any such commercial information to only those Penn Traffic employees deemed necessary to fulfill its responsibilities under this Agreement and further agrees to not disclose any such commercial information except as otherwise required by law.  If Penn Traffic is required by law to disclose any confidential information, Penn Traffic shall notify C&S and cooperate with C&S in its efforts to limit such disclosure or to seek confidential treatment with respect to all or a portion of such confidential information or to seek such a protective order or other remedy as may be available by law.  [*]

(b) Price Verification and [*] Audit.  Without limiting the above or any other terms of this Agreement, the reports, documents, information and materials provided to Penn Traffic and its auditors  in connection with price verification and audit procedures pursuant to Sections 6.1 and 6.2 are highly confidential, non-public information which shall be protected from disclosure pursuant to Section 18.9(a) above.  In certain cases, notwithstanding the execution of this Agreement and the confidentiality obligations set forth herein, due to the sensitive nature of certain information and/or other confidentiality obligations of C&S, C&S may not disclose certain information to Penn Traffic in its original format [*].  Further, Penn Traffic agrees, upon C&S's request, to execute any confidentiality agreement provided by C&S and shall cause its officers or other employees (or third party agents) who will have access to confidential information to execute any individual affirmations of their confidentiality obligations as requested and in a form provided by C&S.  In addition to the above, Penn Traffic understands and agrees that information related to [*].  Accordingly, in order for C&S to agree to provide such confidential information, Penn Traffic agrees that it will allow access to such confidential information only to those Penn Traffic employees or third party agents who have a need to know such confidential information in connection with Penn Traffic's price verification and [*] audit and who have been approved of by C&S.  All such confidential information may not be copied or reproduced by Penn Traffic in any form, and may only be used pursuant to the uses permitted hereunder.

(c) C&S Confidentiality.  C&S acknowledges that disclosure to third parties of product cost, product specifications and retail information or other non-public financial information obtained by C&S in the course of this Agreement could have a substantial adverse effect on Penn Traffic.  C&S further acknowledges that such commercial information obtained by C&S regarding Penn Traffic retail operations is proprietary to Penn Traffic.  C&S agrees to maintain any such commercial information in strict confidence.  C&S agrees to restrict access to and use of any such commercial information to only those C&S employees deemed necessary to fulfill its responsibilities under this Agreement and further agrees to not disclose any such commercial information to its other customers or its own retail operations except as otherwise required by law.  If C&S is required by law to disclose any confidential information, C&S shall notify Penn Traffic and cooperate with Penn Traffic in its efforts to limit such disclosure or to seek confidential treatment with respect to all or a portion of such confidential information or to seek such a protective order or other remedy as may be available by law.

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

18.10        Compliance With Law.  Each party hereto shall, at its sole cost and expense, procure and maintain all licenses and permits required for its business, and represents and warrants that it shall comply with all applicable federal, state or local laws, ordinances, and regulations pertaining to its business and its performance under this Agreement, including those pertaining to the environment, tobacco, OSHA, food labeling, and bioterrorism.  Penn Traffic agrees that it shall materially comply with all terms and conditions of the Facility leases.

18.11        C&S Ownership of Inventory.  Prior to the time a load is sealed at the Facility in preparation for shipment to the Penn Traffic Stores, has left such Facility and is in transit to the Penn Traffic Stores (at which time title shall pass to Penn Traffic) (the "Date of Transfer"), C&S has and shall retain full and complete ownership of any inventory supplied by C&S hereunder (except for the products expressly excluded from Merchandise as set forth in Section 1.3 of this Agreement), and all rights under the UCC and all other applicable law with respect thereto including, without limitation, rights of a seller, secured party, bailor and/or consignor, as applicable.  Penn Traffic agrees that it does not have any ownership or other interest in such inventory, regardless of the fact that such inventory is located at its Facilities.  Penn Traffic will not represent to any person that it has any such ownership or other interest (including to its lender(s)), except as set forth herein, nor will Penn Traffic pledge or grant a security interest in, create or assert a lien on, or otherwise encumber, C&S's inventory, or purport to do or suffer to exist any of the foregoing, to secure any debt liability or obligation in connection with any note, bond, contract, agreement, commitment, lease, license, permit, financial or other instrument to which Penn Traffic is a party, or otherwise.  Further, Penn Traffic represents and warrants to C&S that it has not granted a security interest in (or otherwise encumbered or permitted any lien to attach to) this inventory in the past, except to its lenders in conjunction with its working capital financing, which lien shall not be deemed to attach to such inventory and attachment is hereby agreed to be postponed until the Date of Transfer. As promptly as practicable after the Effective Date, Penn Traffic will use commercially reasonable efforts to obtain and provide C&S with copies of written agreement ("Consents") from General Electric Capital Corporation, Kimco Capital Corp., and any other Penn Traffic lender(s) or parties secured by Penn Traffic's inventory that C&S owns all such inventory and/or has all rights of a seller, secured party, bailor and/or consignor under the UCC and all other applicable law (as the case may be) and that neither Penn Traffic nor any such bank, lender or other party has any security or other interest in this inventory, and such inventory is expressly excluded from the lender(s) or other third parties blanket or other lien(s), if any until the Date of Transfer.  The Consents will be in the form attached hereto as Schedule 18.11.  Penn Traffic agrees to keep C&S's inventory in the Facilities (holding the same in express trust for C&S) until such time as the inventory is loaded on the trucks for delivery and in transit to the Penn Traffic Stores in the ordinary course of its business.  To the extent Penn Traffic procures inventory from another source (pursuant to the terms and conditions of this Agreement), or to the extent any C&S inventory remaining in the Facilities is purchased by Penn Traffic from C&S (such as leftover ad product, out-of-code, dead, excess or discontinued inventory), Penn Traffic agrees to use reasonable best efforts to segregate any such inventory and to notify C&S of such.  Penn Traffic agrees to allow C&S to post signs in the Facilities stating that all inventory therein (except the products expressly excluded from the Merchandise pursuant to Section 1.3) is the property of C&S.  Penn Traffic agrees to cooperate with C&S and to execute any written agreement, instrument or statement or do any other acts reasonably necessary to effectuate this provision in C&S's sole discretion.    Further, Penn Traffic agrees to use its commercially reasonable efforts to cause its lender(s), landlord(s) or any other third party in C&S's reasonable discretion to cooperate with C&S and to execute any reasonable written agreement, instrument or statement or do any other acts reasonably deemed necessary to effectuate this provision in C&S's sole discretion (including, without limitation, obtaining lien waivers from any landlords at the Facilities in favor of C&S, together with a right of access to the Facilities in the event that C&S deems such access appropriate or necessary to the inspection or custody of the inventory).  Notwithstanding the express intent of the parties that C&S retain ownership of the inventory referred to in this Section, until the Date of Transfer, if and to the extent the arrangement described in this paragraph is deemed to create a security interest, bailment or consignment by virtue of the retention of title by C&S or for any other reason, and to the extent C&S may (in its discretion and without hereby creating any obligation to do so) provide purchase money financing of inventory to or for the benefit of Penn Traffic, this Agreement shall be deemed a security agreement under the UCC and Penn Traffic hereby grants to C&S a continuing first and exclusive lien on and security interest in and to all such existing and future inventory of Penn Traffic procured or purchased from C&S and maintained at the Facility and any proceeds thereof (as defined under the UCC) ("Proceeds") to secure all sums payable by or on behalf of Penn Traffic to C&S in accordance with the terms of this Agreement and all other agreements between C&S and Penn Traffic or any controlled affiliate(s) of Penn Traffic.  Such lien on and security interest in and to the inventory and the Proceeds thereof shall attach only until the Date of Transfer.  To perfect any such precautionary lien, Penn Traffic authorizes C&S to file such financing statements and continuation statements, amendments thereto, and such other instruments, documents or notices, as may be necessary or desirable, in order to perfect and preserve the security interests granted or purported to be granted hereby, any such filing being precautionary only.  Upon the occurrence of any default under this Agreement, C&S shall have all rights, remedies, benefits and security under the UCC or other applicable law with respect to such inventory pursuant to the terms and conditions of this Section including the provisions with respect to status of the inventory after the Date of Transfer.  For purposes of this Section, Penn Traffic shall mean and include all subsidiaries or controlled affiliates thereof. Penn Traffic shall immediately give C&S a copy of any notice from its lenders or landlords declaring a default or breach under any lease, lending or credit agreement to which Penn Traffic is a party or by which its properties are bound, or if a lender takes any action to accelerate the obligations owed under the credit agreement, or of any action to foreclose or collect on its security interest in any Collateral (as defined in the credit agreement), including any notice of a sale or other disposition of all or any part of the Collateral.   Nothing stated herein shall prejudice any rights or liens otherwise available to C&S under PACA, the UCC or other applicable law, at any time (including after the Date of Transfer), as a seller of goods.

18.12 Dispute Resolution.  Any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in New York City or another location to be mutually agreed by the parties pursuant to the rules then applying of the American Arbitration Association ("AAA"), with the sole exception of circumstances involving irreparable injury to the other party which is not adequately compensable in damages or at law, in which case the injured party shall have the right to bring an action in a court to seek an appropriate equitable remedy, including injunctive relief.  The parties will mutually agree on a single arbitrator from a list furnished by the AAA within 20 days after the commencement of the arbitration proceeding.  The parties agree that the arbitrator's award ("Award") shall be duly made in writing within thirty (30) days after the hearings in the arbitration proceedings are closed.  The arbitrator shall have the right and authority to assess the cost of the arbitration proceedings and to determine how its decision as to each issue or matter in dispute may be implemented or enforced.

Judgment upon the Award may be sought and entered in any competent federal or state court located in the United States of America.  An application may be made to such court for confirmation of the Award and for any other equitable or legal remedies that may be necessary to effectuate such Award or otherwise preserve any rights for which no adequate remedy at law exists.

           The parties understand and agree that they hereby are giving up and waiving any claim or right to litigate in court or by a jury trial, unless or to the extent that such rights are specially provided for under this Agreement or cannot be waived under applicable law.

18.13 Survival. The termination of this Agreement shall not relieve either party of any of its obligations accrued up to the time of termination.  Those provisions which expressly or by their nature are intended to survive termination of this Agreement shall be deemed to have so survived.  Such provisions which are intended to survive the termination of this Agreement include, but are not limited to, the following Sections: 13.1, 13.4, 14.1(b), 14.3, 18.11.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the date first above written.

THE PENN TRAFFIC COMPANY

By:	_______________________________
Name:
Title:

C&S WHOLESALE GROCERS, INC.

By:	___________________________
Name:
Title:

LIST OF SCHEDULES

Schedule 2.2                   Contract Year Commencement & Termination Dates

Schedule 3.1(f)               Inventory Agreement

Schedule 3.1(g)              Transportation Costs for Inbound Transfers

Schedule 12(a)               Shortages/Gains

Schedule 12(b)               Inventory Procedures

Schedule 18.11               Form of Consents

SCHEDULE 2.2

CONTRACT YEAR COMMENCEMENT &
TERMINATION DATES

Effective Date		10/12/2008

	Year Start	Year End	Contract Days	Contract Weeks	Contract Quarters

Contract Year 1	10/12/2008	10/10/2009	364	52	4 Qtrs @ 13 weeks
Contract Year 2	10/11/2009	10/9/2010	364	52	4 Qtrs @ 13 weeks
Contract Year 3	10/10/2010	10/8/2011	364	52	4 Qtrs @ 13 weeks
Contract Year 4	10/9/2011	10/6/2012	364	52	4 Qtrs @ 13 weeks
Contract Year 5	10/7/2012	10/5/2013	364	52	4 Qtrs @ 13 weeks
Contract Year 6	10/6/2013	10/4/2014	364	52	4 Qtrs @ 13 weeks
Contract Year 7	10/5/2014	10/10/2015	371	53	3 Qtrs @ 13 weeks + Qtr @ 14 weeks
Contract Year 8	10/11/2015	10/8/2016	364	52	4 Qtrs @ 13 weeks

SCHEDULE 3.1(f)
INVENTORY AGREEMENT

This Inventory Agreement ("Agreement") is made as of the 10th day of September, 2008, by and between The Penn Traffic Company, a Delaware corporation ("Penn Traffic") and C&S Wholesale Grocers, Inc., a Vermont corporation ("C&S").

WITNESSETH

WHEREAS, pursuant to that certain Supply Agreement by and between Penn Traffic and C&S dated as of January 29, 2008 (the "Original Agreement"), C&S agreed to procure and to sell and Penn Traffic agreed to purchase Penn Traffic’s requirements of produce, on the terms and subject to the conditions set forth in the Original Agreement;

WHEREAS, Penn Traffic and C&S have now amended and restated the Original Agreement pursuant to that certain Amended and Restated Penn Traffic Company Supply Agreement dated September 10, 2008 (the “Amended Supply Agreement”), whereby C&S will procure and sell, and Penn Traffic will purchase, Penn Traffic’s entire requirements in the categories of merchandise enumerated in the Amended Supply Agreement (such categories being defined therein as the “Merchandise”), on the terms and subject to the conditions set forth in the Amended Supply Agreement;

WHEREAS, in accordance with the Amended Supply Agreement, the parties contemplate that the transition ("Transition") to C&S of Penn Traffic’s supply requirements with respect to the Merchandise (except produce which is currently and will continue to be supplied) will commence on or about October 12, 2008 (the “Transition Date”) with respect to both Penn Traffic's Syracuse, New York facility and Penn Traffic's Dubois, Pennsylvania facility (together, the "Facilities"); and

WHEREAS, Penn Traffic and C&S wish to set forth the terms and conditions regarding the Transition, including without limitation, the acquisition by C&S of Penn Traffic’s Existing Inventory (as defined herein), in accordance with Section 3.1(f) of the Amended Supply Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and benefits contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Penn Traffic and C&S, Penn Traffic and C&S agree as follows:

1.
Definition of Existing Inventory.  “Existing Inventory” shall mean that portion of Penn Traffic's Merchandise (with the exception of produce inventory at the Facilities, which C&S currently owns) that meets all of the terms, conditions and restrictions set forth herein present at the Facilities as of the Transition Date.  Existing Inventory shall not include damaged, distressed, off-condition, out-of-code or short-coded inventory, dead inventory, unmatched items, items that are not in full, original factory-sealed cases or cross-dock or DSD items.

2.	Definition of Actual Cost. The “Actual Cost” for each item of Existing Inventory shall mean the cost reflected on Penn Traffic's books and records maintained in the ordinary course of business. [*].

3.
Representations and Warranties.  Penn Traffic represents and warrants that Existing Inventory shall, as of the Transition Date be:  (i) owned by Penn Traffic, free and clear of any and all liens, claims, encumbrances and rights of others of any nature, (ii)  not subject to recall by the manufacturer or distributor or any governmental or regulatory agency and not the subject of any notice not to distribute such product, and (iii) in compliance with all applicable laws, rules, regulations and ordinances.

4.
 Inventory Maintenance.  From the date hereof until the Transition Date, Penn Traffic shall maintain the inventory levels at its Facilities consistent with its current or historical levels.  Penn Traffic shall segregate any excluded merchandise in the Facilities.

5.
Transfer of Ownership.  C&S will acquire ownership of all Existing Inventory as of the Transition Date for the purchase price as provided in paragraph 6 hereof.  The Existing Inventory amounts will be determined by relying on Penn Traffic's perpetual inventory using its current systems and inventory procedures (including daily cycle counts).  Such inventory may be inspected by C&S to verify conformance with all terms, conditions and restrictions of this Agreement.  Penn Traffic shall provide C&S with a bill of sale for all Existing Inventory.

6.	Purchase Price for Existing Inventory. C&S shall pay Penn Traffic on the [*] for the Existing Inventory via [*]

7.
Dead and Excess Inventory.  Penn Traffic shall be responsible for the cost and disposition of any Existing Inventory consisting of or that becomes damaged, distressed, off-condition, out-of-code, short-coded or dead inventory items, excess or discontinued Merchandise (collectively, "Distressed Inventory"), whether or not owned by Penn Traffic, all consistent with the Amended Supply Agreement.  Further, Penn Traffic agrees to distro slow moving items to its corporate stores consistent with its current policies, except with respect to slow moving items unique to the independent wholesale stores.  Penn Traffic agrees to provide C&S with a list of such unique items prior to the Effective Date, and to provide prompt notice to C&S of any seasonal or other changes to this list as such changes occur.  This provision 7 shall apply to all Merchandise on a go forward basis, including, but not limited to, the Existing Inventory.   Notwithstanding anything contained herein or in the Amended Supply Agreement to the contrary, [*].

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

8.
Indemnification; Insurance.  C&S shall indemnify Penn Traffic and agrees to defend and hold Penn Traffic harmless from and against any and all third party claims, liabilities, losses, costs, damages, judgments, settlements and expenses (including reasonable attorney's fees and expenses incurred in defending or prosecuting any claim for any such liabilities, losses, costs, damages, judgments, settlements or expenses) ("Losses") arising out of or resulting from C&S's performance under this Agreement.

Penn Traffic shall indemnify C&S and its affiliates and agrees to defend and hold C&S and its affiliates harmless from and against any and all third party Losses arising out of or resulting from claims relating to (i) Penn Traffic’s performance under this Agreement or possession, ownership or use of the Existing Inventory at all times, (ii) inaccuracies in Penn Traffic's perpetual inventory numbers; (iii) any breach by Penn Traffic of a representation or warranty stated herein; and (iv) vendor paybacks, product liability or Infringement related to the Existing Inventory or Penn Traffic’s ownership or operation of such.  Penn Traffic shall warrant and defend its title to the Existing Inventory forever against all claims and demands whatsoever.

In connection with, and during, the Transition, Penn Traffic shall maintain all insurance described under Section 13.3 of the Amended Supply Agreement.  Upon execution of this Agreement, Penn Traffic shall provide C&S with a certificate of insurance evidencing compliance with the foregoing insurance obligation.

9.
Amended Supply Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Amended Supply Agreement.  If, for any reason, the Amended Supply Agreement is terminated prior to the Effective Date set forth therein, this Agreement shall be simultaneously terminated and be of no force or effect.  A material failure by either party of its obligation to complete the Transition shall constitute a breach of a material obligation under the Amended Supply Agreement.  To the extent of any conflict in the terms of this Agreement and the Amended Supply Agreement, the Amended Supply Agreement shall govern.

10.
Authority.  Each individual signing this Agreement hereby represents and warrants that he has the full corporate authority to do so and thereby bind the corporation on whose behalf the individual has signed the Agreement.

11.
Binding Effect.  This Agreement shall be binding upon the parties and their respective successors or assigns, as well as any transferee of substantially all of the assets of a party.  Neither party shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

12.
Applicable Law.  This transaction shall be governed by, and this Agreement shall be construed and enforced in accordance with, the internal laws of the state of New York.  If any provision, clause or part, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement or the application of such provision, clause or part shall not be affected thereby.

13.
Entire Agreement.  This Agreement and the Amended Supply Agreement (together will all accompanying schedules), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties in connection therewith.  This Agreement may not be modified or amended except by a written agreement signed by the parties.  Parties agree to keep the terms and conditions of this Agreement strictly confidential.

14.
Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.  This document may be executed and delivered by facsimile.

 [Signature Page Follows.]

IN WITNESS WHEREOF, Penn Traffic and C&S have executed this Inventory Agreement on the day and year first written above.

THE PENN TRAFFIC COMPANY

By:________________________________
Name:
Title:

C&S WHOLESALE GROCERS, INC.

By:________________________________
Name:
Title:

SCHEDULE 3.1(g)

TRANSPORTATION COSTS FOR INBOUND TRANSFERS

From	Zip	To	Zip	Round Trip Miles	Initial Lane Cost w/out Fuel	Fuel	Initial Lane Rate with Fuel
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Notes:
1. [*]
2. [*]
3. [*]

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

SCHEDULE 12(a)

SHORTAGES/GAINS

Inventory Gain / (Loss) Measurement

The calculation of warehouse inventory gain/(loss) will be performed following the close of each C&S Accounting Period.  The method for calculating the gain/(loss) will be based on the elements identified below.  The associated C&S systemic transaction codes are identified in parenthesis for informational and comparative purposes.

Item #		Inventory Gain / (Loss)
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
1	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
2	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]
	[*]	[*]

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

SCHEDULE 12(b)
INVENTORY CYCLE COUNT PROCEDURES

[*]

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

SCHEDULE 18.11
FORM OF CONSENTS